Exhibit 10.122

SETTLEMENT AGREEMENT AND MUTUAL GENERAL RELEASE

This Settlement Agreement and Mutual General Release (this “Agreement”), dated for reference purposes as of August 16, 2017 (the “Effective Date”), is entered into by and among (a) Notis Global, Inc., a Nevada corporation (“Notis”), and its wholly-owned subsidiaries, Pueblo Agriculture Supply and Equipment, LLC, a Delaware limited liability company (“PACE”), and EWSD I, LLC, a Delaware limited liability company (collectively, with PACE, the “Notis Subsidiaries”; and, with Notis, collectively, the “Notis Parties”); (b) Redwood Management, LLC, a Florida limited liability company (“Redwood”), and Trava LLC, a Florida limited liability company (“Trava”; and, with Redwood, collectively, the “Notis Lenders”); and (c) PCH Investment Group, Inc., a California corporation (“PCH”), Clinton Pyatt, as an individual (“Mr. Pyatt”), and Steve Kaller, as an individual (“Mr. Kaller”; and, with Mr. Pyatt, collectively, the “PCH Individuals”; and, with PCH, collectively, the “PCH Parties”). Each of the above-referenced persons or entities is sometimes referred to as a “Party” and, collectively as the “Parties.” Each Party agrees that this Agreement shall be effective and binding as of the Effective Date.

This Agreement is entered into based upon the following:

RECITALS

WHEREAS, Notis and one or both of the Notis Subsidiaries are parties to a series of agreements including one or more Stock Purchase Agreements, Stock Purchase Option Agreements, Convertible Note Purchase Agreements, Convertible Promissory Notes (including that certain 10% Senior Secured Convertible Promissory Note, dated March 16, 2017), Security and Pledge Agreements, and related Guarantees, as certain of the same may have been amended or amended and restated) with one or both of the Notis Lenders (collectively, the “Notis Financing Documents”);

WHEREAS, PCH is a party to some or all of the Notis Financing Documents;

WHEREAS, PACE and the PCH Individuals with Jeffrey Goh/Mystic, LLC (collectively, “Mr. Goh”; collectively, the “PCH Original Shareholders”) are parties to that certain Securities Purchase Agreement effective in March of 2017 (the “PCH SPA”), pursuant to which PACE acquired 51% of the outstanding membership interests of PCH from Mr. Pyatt, Mr. Kellar, and Mystic, LLC, a California limited liability company controlled by Mr. Goh;

WHEREAS, PCH and Trava are parties to that certain Management Services Agreement, effective in March of 2017 (the “PCH/Trava MSA”);

WHEREAS, Notis and Mr. Pyatt are parties to that certain Employment Agreement, effective in March of 2017 (the “Pyatt Employment Agreement”);

WHEREAS, Mr. Pyatt filed a complaint with the California Labor Commissioner’s Office under the auspices of the California Department of Industrial Relations, on or about July 3, 2017 (the “Pyatt Labor Complaint”);

WHEREAS, except in respect of matters alleged by Mr. Pyatt in the Pyatt Labor Complaint (which is one of the subjects of this Agreement and which each of the Notis Parties and each of the Notis Lenders denies), none of the Notis Parties and none of the Notis Lenders is indebted to Mr. Pyatt in any respect;

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WHEREAS, Mr. Pyatt is the holder of options for the purchase of shares of common stock of Notis (the “Pyatt Options”);

WHEREAS, PCH and California Cannabis Group (“CalCan”) and Devilish Delights, Inc. (collectively, with CalCan, the “SDO Parties”) entered into that certain Management Services Agreement, dated November 1, 2016 (the “PCH/SDO MSA”);

WHEREAS, PCH and OS 1, LLC (“OS 1”), are parties to that certain Commercial Purification and Formulation Agreement, dated February 20, 2017 (the “CPF Agreement”);

WHEREAS, none of PCH, Mr. Pyatt, and Mr. Kaller has any knowledge, each after due inquiry, that OS 1 has any rights against any or all of the Notis Parties, that any or all of the Notis Parties have any obligations to OS 1, or that OS 1 has commenced, or has any intention to commence, against any or all of the Notis Parties or against either or both of the Notis Lenders any action with any court or governmental or regulatory agency in respect of the CPF Agreement;

WHEREAS, the PCH Original Shareholders are parties to that certain Shareholder/Buy-Sell Agreement, dated September 19, 2016 (the “PCH B-S Agreement”);

WHEREAS, PCH and Mr. Kaller are parties to that certain Employment Agreement, effective in September of 2016 (the “Kaller Employment Agreement”);

WHEREAS, PCH is not in breach of any of its obligations under the Kaller Employment Agreement;

WHEREAS, Mr. Kaller is the holder of options for the purchase of shares of common stock of Notis (the “Kaller Options”);

WHEREAS, Mr. Kaller has not commenced any action against any or all of the Notis Parties or either or both of the Notis Lenders or PCH with any court or any governmental or regulatory agency in respect of the Kaller Employment Agreement or otherwise;

WHEREAS, none of the Notis Parties and none of the Notis Lenders is indebted to Mr. Kaller in any respect;

WHEREAS, PCH and the SDO Parties are parties to that certain lawsuit, styled, CALIFORNIA CANNABIS GROUP, a California nonprofit mutual benefit corporation, and DEVILISH DELIGHTS, INC., a California nonprofit mutual benefit corporation, Plaintiffs, vs. PCH INVESTMENT GROUP, INC., a California corporation, and DOES 1 to 20, inclusive, Defendants, San Diego Superior Court Case No. 37-2017-00023646-CU-BC-CTL, filed June 29, 2017, but not served (the “PCH/SDO Litigation”);

WHEREAS, PCH and the SDO Parties are parties to that certain Termination of Management Services Agreement and Mutual Settlement and Release Agreement, dated June 30, 2017 (the “PCH/SDO Release”);

Settlement Agreement and Mutual Release

Notis/PCH et al.

WHEREAS, one or both of the Notis Lenders and PCH have certain disagreements in respect of their respective rights and obligations in and related to certain of the Notis Financing Documents;

WHEREAS, some or all of the Notis Parties and the Notis Lenders, on the one hand, and PCH and the PCH Parties, on the other hand, have certain disagreements in respect of the conduct of the PCH business;

WHEREAS, some or all of the Notis Parties and PCH have certain disagreements in respect of the ownership and possessory rights of certain of the furniture and equipment (collectively, the “Equipment”) utilized by PCH on its own behalf or on behalf of others in respect of the conduct of the PCH business at 9212 Mira Este Court, San Diego, California 92126;

WHEREAS, the Notis Parties and the PCH Parties have certain disagreements in respect of their respective rights and obligations in and related to the PCH SPA;

WHEREAS, PCH and Trava have certain disagreements in respect of their respective rights and obligations in and related to the PCH/Trava MSA;

WHEREAS, Notis and Mr. Pyatt have certain disagreements in respect of their respective rights and obligations in and related to the Pyatt Employment Agreement, as manifested in part by Mr. Pyatt’s filing of the Pyatt Labor Complaint;

WHEREAS, the Notis Parties and the PCH Parties have certain disagreements in respect of the Notis Parties and the PCH Parties’ respective conduct in connection with PCH’s rights and obligations in and related to the PCH/SDO MSA;

WHEREAS, the Notis Lenders and PCH have certain disagreements in respect of the PCH’s conduct in connection with PCH’s rights and obligations in and related to certain of the Notis Financing Documents;

WHEREAS, the Notis Lenders and PCH have certain disagreements in respect of the ownership and possessory rights of certain of the Equipment;

WHEREAS, some or all of the Notis Parties and the PCH Individuals, among others, have certain disagreements in respect of the operations of the PCH B-S Agreement;

WHEREAS, the Parties desire fully and finally to settle, compromise, and resolve (a) any and all existing or potential disputes, issues, or claims, known or unknown, or suspected or unsuspected, that in any way allegedly or actually, directly or indirectly, arise from or could arise from or relate to or could relate to each and every one of the disagreements set forth above, which each of the “disagreeing” Parties represents and warrants to each of the other Parties, constitute the totality of the disagreements and disputes between them, solely in respect of the issues referenced in such Recitals, (b) any claims or defenses or cross-claims that could be prosecuted or pled in respect thereof, (c) any other claims or causes of action that any or all of the Notis Parties and any or all of the Notis Lenders could bring against any or all of the PCH Parties, and (d) any other claims or causes of action that any or all of the PCH Parties could bring against any or all of the Notis Parties and any or all of the Notis Lenders, in each case, as limited by the Notis Lenders’ Exclusion and the Goh Exclusion (each as defined below) (collectively, the “Disputes”).

Settlement Agreement and Mutual Release

Notis/PCH et al.

NOW, THEREFORE, in consideration of these presents and for such other good and valuable consideration, the receipt, adequacy, and sufficiency of which are hereby irrevocably and unconditionally acknowledged, the Parties, intending to be legally bound, agree as follows:

TERMS AND CONDITIONS

1.       Accuracy of Recitals

The Parties severally understand, acknowledge, and agree that the foregoing Recitals are true and correct and that such Recitals and the representations and warranties contained therein are part of, and incorporated into, the Terms and Conditions section of this Agreement and the each of the Parties is relying on such Recitals in his or its entering into, executing, and delivering this Agreement.

2.       Scope of Settlement

The Parties understand, acknowledge, and agree that, except in respect of the Notis Lenders’ Exclusion and of the Goh Exclusion, the settlement of the matters set forth in this Agreement is intended to be global and comprehensive and is intended to resolve any and all actual or potential issues and claims between and among them relating to the Disputes.

3.       No Admission of Liability

Each of the Parties severally understands, acknowledges, and agrees that, by entering into, executing, and delivering this Agreement, no Party admits or acknowledges the existence of any liability or wrongdoing of such Party to any other Party.

4.       Dismissal of the Pyatt Labor Complaint

Mr. Pyatt shall dismiss or cause to be dismissed with prejudice the Pyatt Labor Complaint within three (3) business days after each of the Notis Parties, Notis Lenders, and PCH Parties have executed and delivered this Agreement to counsel for the Notis Parties and PCH. The releases set forth herein are conditioned on dismissal of the Pyatt Labor Complaint.

5.       Dismissal of the PCH/SDO Litigation

PCH shall cause the SDO Parties to dismiss with prejudice the PCH/SDO Litigation within five (5) business days after each of the Notis Parties, Notis Lenders, and the PCH Parties have executed and delivered this Agreement to counsel for the Notis Parties and PCH. The releases set forth herein are conditioned on dismissal of the PCH/SDO Litigation.

6.       Execution and Delivery of the PCH/SDO Release

PCH shall execute and deliver to the SDO Parties and obtain a counter-signed PCH/SDO mutual complete settlement and release agreement that contains terms reasonably acceptable to each of the Notis Parties, including dismissal of the PCH/SDO litigation, mutual waiver of fees and costs, mutual releases of all claims between each of PCH and SDO, and termination the PCH/SDO MSA.

Settlement Agreement and Mutual Release

Notis/PCH et al.

7.       Termination of the Pyatt Options; Termination of the Kaller Options

Mr. Pyatt hereby represents and warrants to the Notis Parties and to the Notis Lenders that he has not exercised any of the Pyatt Options and that all of the Pyatt Options are hereby cancelled and no longer exercisable. Mr. Kaller hereby represents and warrants to the Notis Parties and to the Notis Lenders that he has not exercised any of the Kaller Options and that all of the Kaller Options are hereby cancelled and no longer exercisable.

8.       As-Is, Where-is Equipment

The Parties agree that the Party currently in possession of the Equipment shall be deemed to be the owner thereof, notwithstanding any indicium of title to the contrary. In that context, the Notis Lenders shall deem that none of such Equipment shall be subject to any security agreement or UCC-1 filings in respect thereof.

9.       Outstanding Third-party Obligations; Indemnification

Except in respect of the items released pursuant to Paragraph 10, below, PCH and the PCH Individuals each covenants to settle in a manner fully satisfactory to any third party that asserts a claim that PCH or PCH Individuals, the Notis Parties, or the Notis Lenders are obligated thereto in connection with the conduct of the PCH business, whether at 9212 Mira Este Court, San Diego, California or otherwise. Such satisfactory settlement shall result in a full release in favor of the Notis Parties and the Notis Lenders from and against any claim that such third party asserts or could assert against any of the Notis Parties and the Notis Lenders. In the event that any such third party makes demand upon, or initiates any dispute resolution procedure that includes, any of the Notis Parties or the Notis Lenders, each of the PCH Parties shall defend (using counsel of such indemnified party’s reasonable choice), indemnify, and hold each such indemnified party harmless in respect thereof.

Except in respect of the items released pursuant to Paragraph 10, below, the Notis Parties each covenants to settle in a manner fully satisfactory to any Notis Lender that initiates and prosecutes a claim that PCH or PCH Individuals are obligated thereto in connection with the conduct of the PCH business, whether at 9212 Mira Este Court, San Diego, California or otherwise. Further, the Notis Parties each covenants to settle in a manner fully satisfactory to any third party that asserts a claim that PCH or PCH Individuals became obligated thereto in connection with conduct by anyone on behalf of a Notis Party (excluding the PCH Individuals and Mr. Goh) that resulted from or arises from the putative ownership by Notis of 51% of the capital stock of PCH. Such satisfactory settlements shall result in a full release in favor of PCH and the PCH Individuals from and against any claim that such third party asserts or could assert against any of PCH and the PCH Individuals. In the event that any such third party makes demand upon, or initiates any dispute resolution procedure that includes, any of PCH or the PCH Individuals, each of the Notis Parties shall defend (using counsel of such indemnified party’s reasonable choice), indemnify, and hold each such indemnified party harmless in respect thereof.

Settlement Agreement and Mutual Release

Notis/PCH et al.

10.       Releases

Except as to the rights, duties, obligations, representations, and warranties created by or contained in this Agreement, and except as otherwise provided expressly herein (i.e., the Notis Lenders’ Exclusion and the Goh Exclusion, each as defined forth below), and upon the full execution and delivery of this Agreement, each of the Notis Parties, on the one hand, and each of the PCH Parties, on the other hand (collectively, the “Notis/PCH Releasing Parties”), hereby release and forever discharge each other, and each of their respective past, present, and future officers, directors, stockholders, managers, managing agents, owners, members, employees, attorneys, insurers, principals, partners, partnerships, spouses, trusts, trustees, predecessors, successors, agents, heirs, executors, assigns, divisions, subsidiaries, parents, corporations, limited liability companies, and partnerships, accountants, administrators, representatives, transferees, affiliates, related entities of any kind, and all persons acting by, through, under, or in concert with any or all of them (each, such Notis/PCH Releasing Party’s “Respective Affiliates,” which shall not include Mr. Goh and/or Mystic, LLC, in any capacity of his other than derivatively in his capacity as a minority equity holder of PCH) jointly and severally, of and from any and all rights, claims, debts, losses, demands, acts, contracts, agreements, liabilities, obligations, damages, costs, fees (including, without limitation, all attorney, consultant and expert fees and costs), expenses, duties, breaches, actions, lawsuits, allegations, causes of action, and/or suits of every nature, character, and description, whether known or unknown, suspected or unsuspected, disclosed or undisclosed, legal or equitable, that the Releasing Parties or their Respective Affiliates, individually or collectively, had or claimed to have, and/or that the Releasing Parties or their Respective Affiliates, individually or collectively, may now, or in the future, have or claim to have, against each other, their Respective Affiliates, or any of them, that in any way allegedly or actually arose from, or are related to, directly or indirectly, any and all of the Disputes that took place on or before the Effective Date. Such Releases shall include the Notis/PCH Releasing Parties’ respective rights and obligations, if any, under or in connection with each of the Notis Financing Documents, the PCH SPA, the PCH/Trava MSA, the Pyatt Employment Agreement, PCH/SDO MSA, the CPF Agreement, the PCH B-S Agreement, the Kaller Employment Agreement, and the PCH/SDO Release and the transactions contemplated thereby and thereunder.

Except as to the rights, duties, obligations, representations, and warranties created by or contained in this Agreement, and except as otherwise provided expressly herein (i.e., the Notis Lenders’ Exclusion and the Goh Exclusion), and upon the full execution and delivery of this Agreement, each of the Notis Lenders, on the one hand, and each of the PCH Parties, on the other hand (collectively, the “Notis Lenders/PCH Releasing Parties”), hereby release and forever discharge each other, and each of their respective past, present, and future officers, directors, stockholders, managers, managing agents, owners, members, employees, attorneys, insurers, principals, partners, partnerships, spouses, trusts, trustees, predecessors, successors, agents, heirs, executors, assigns, divisions, subsidiaries, parents, corporations, limited liability companies, and partnerships, accountants, administrators, representatives, transferees, affiliates, related entities of any kind, and all persons acting by, through, under, or in concert with any or all of them (each, such Notis Lenders/PCH Releasing Party’s “Respective Affiliates,” which shall not include Mr. Goh and/or Mystic, LLC in any capacity of his other than derivatively in his capacity as a minority equity holder of PCH), jointly and severally, of and from any and all rights, claims, debts, losses, demands, acts, contracts, agreements, liabilities, obligations, damages, costs, fees (including, without limitation, all attorney, consultant and expert fees and costs), expenses, duties, breaches, actions, lawsuits, allegations, causes of action, and/or suits of every nature, character, and description, whether known or unknown, suspected or unsuspected, disclosed or undisclosed, legal or equitable, that the Releasing Parties or their Respective Affiliates, individually or collectively, had or claimed to have, and/or that the Releasing Parties or their Respective Affiliates, individually or collectively, may now, or in the future, have or claim to have, against each other, their Respective Affiliates, or any of them, that in any way allegedly or actually arose from, or are related to, directly or indirectly, any and all of the Disputes that took place on or before the Effective Date. Such Releases shall include the Notis Lenders/PCH Releasing Parties’ respective rights and obligations, if any, under or in connection with each of the Notis Financing Documents, the PCH SPA, the PCH/Trava MSA, the Pyatt Employment Agreement, PCH/SDO MSA, the CPF Agreement, the PCH B-S Agreement, the Kaller Employment Agreement, and the PCH/SDO Release and the transactions contemplated thereby and thereunder.

Settlement Agreement and Mutual Release

Notis/PCH et al.

For clarity and, as appropriate, for limitation, the Notis Parties and the Notis Lenders acknowledge and agree that the releases contained herein shall not and shall not be deemed to act as any release by any of the Notis Parties or any of the Notis Lenders of any or all of the respective rights and obligations that any or all of such Parties may have against the other in respect of the Notis Financing Documents and the transactions contemplated thereby (the “Notis Lenders’ Exclusion”).

For additional clarity and, as appropriate, for additional limitation, notwithstanding any other provision of this Agreement, each of the Parties acknowledges and agrees that the releases contained herein shall not and shall not be deemed to act as any release by any of the Parties of any or all claims of any nature that any may have in respect of Mr. Goh and/or Mystic, LLC in any capacity, other than derivatively in his/its capacity as a minority equity holder of PCH and does not affect or apply to any other claims or rights that Mr. Goh or Mystic, LLC has or may have against any other Party, individual and/or entity (the “Goh Exclusion”).

11.       Waiver of Civil Code Section 1542

It is the intention of each of the Parties that, subject to each of the Notis Lenders’ Exclusion and of the Goh Exclusion, this Agreement shall be effective as a full and final accord, satisfaction, and release of all of the claims and other matters described hereinabove (individually and collectively, the “Released Claim(s),” which Released Claim(s), the Parties specifically acknowledge, do not include either of the Notis Lenders’ Exclusion or the Goh Exclusion). In furtherance of this intention, each Party acknowledges and agrees that the release of Released Claims provided for in this Agreement shall extend to any and all Released Claims, whether known or unknown, suspected or unsuspected, disclosed or undisclosed, legal or equitable, and expressly waives and relinquishes any right any Party may have under California Civil Code, Section 1542, which provides that:

“A general release does not extend to claims which the creditor does not know or suspect to exist in his or her favor at the time of executing the release, which if known by him or her must have materially affected his or her settlement with the debtor.”

Each Party expressly waives and releases any and all rights and benefits that such Party has or may have under California Civil Code, Section 1542, and any other similar law or rule in any other jurisdiction pertaining to the matters released in this Agreement. Each Party understands, acknowledges, and agrees that he or it may later discover facts in addition to, or different from, those that he or it now knows or believes to be true as to the Released Claims or the subject matter of this Agreement; but, it is the intention of each of the Parties, through and in accordance with this Agreement and with the advice of counsel of his or its own choosing, fully, finally, and forever, but, subject to each of the Notis Lenders’ Exclusion and of the Goh Exclusion, to settle and release any and all Released Claims. In furtherance of this intention, the releases of the Released Claims provided for under this Agreement shall be, and are to remain in effect as, full and complete releases of any and all Released Claims notwithstanding the discovery of any additional claims or facts relating to such releases.

Settlement Agreement and Mutual Release

Notis/PCH et al.

12.       Ownership of Claims

Each Party represents and warrants that he or it is the sole and lawful owner of all right, title, and interest in and to each Released Claim that such Party respectively has released in this Agreement and that such Party has not heretofore assigned, transferred, or encumbered, or purported to assign, transfer, or encumber, to any person or entity, any right, title, or interest in or to any and all such Released Claims and that no third party has an interest therein. If such representation is false and any Released Claim is asserted against any Party or his or its Respective Affiliates, then the Party responsible for such false representations shall fully defend, indemnify, protect, and hold the other Party and the Respective Affiliates of such Party, harmless from and against any and all rights, claims, debts, losses, demands, acts, contracts, agreements, liabilities, obligations, damages, costs, attorneys’ fees, consultant and expert fees, actions, lawsuits, allegations, causes of action, and/or suits of every nature, character, and description, whether known or unknown, suspected or unsuspected, disclosed or undisclosed, legal or equitable, allegedly or actually arising from, related to, or incurred in connection with, directly or indirectly, the assertion of any and all such Released Claims, regardless of whether a judicial proceeding of any type or nature has been commenced.

13.       Covenant Not to Sue

Each Party covenants and agrees not to bring any legal, administrative, legislative, or adversary action, claim, suit, or proceeding of any kind or nature against any other Party, or any of that Party’s Respective Affiliates that, in any way, allegedly or actually arises from, or relates to, directly or indirectly, any Released Claim, and each Party further covenants and agrees that this Agreement is a bar to any such action, claim, suit, or proceeding.

14.       Attorneys’ Fees and Costs

In the event any action(s), suit(s), or other proceeding(s) of any kind or nature are brought to enforce or interpret any of the covenants, terms or provisions of this Agreement, the Parties each stipulate and agree that the prevailing Party(ies) in any and all such action(s), suit(s), or other proceeding(s) shall be entitled to recover from the non-prevailing Party(ies) all of the attorney, consultant, and expert fees and costs incurred by the prevailing Party(ies) in each and every such action(s), suit(s), or other proceeding(s), including any and all appeals or petitions therefrom. As used in this Agreement, all such attorney, consultant, and expert fees and costs shall be deemed (a) to have accrued upon the commencement of any legal action or proceeding brought under this section; (b) to mean, to the fullest extent allowed by law, the full and actual costs of the services actually performed in connection with the matters involved, calculated on the basis of the usual fee charged by the attorneys, consultants, or experts performing such services and shall not be limited to “reasonable fees” as defined in any statute or rule of court; and (c) shall be recoverable and enforceable under this Agreement whether or not such a legal action or proceeding is prosecuted to judgment. Furthermore, as used in this Agreement, “prevailing Party(ies)” shall include the Party(ies) against whom a legal action is filed and later voluntarily dismissed, in whole or in part, regardless of the reason or motivation for such dismissal.

Settlement Agreement and Mutual Release

Notis/PCH et al.

15.       Fees and Costs

With the exception of the recovery of the prevailing Party(ies)’ attorneys’ fees and costs provided for in Paragraph 14, above, the Notis Parties, Notis Lenders, and the PCH Parties shall each pay, and shall each be responsible for, the payment of their own respective fees and costs to be allocated within each such Party-group as the members thereof shall, in their sole and absolute discretion, determine.

16.       Representations and Warranties

In addition to those certain representations and warranties set forth in the Recitals, each Party represents and warrants to the other Parties and acknowledges and agrees that:

a.       Except as expressly set forth in this Agreement, such Party has not made any statement or representation to any other Party regarding any fact, which statement or representation, to such Party’s knowledge, after due inquiry, has been relied upon by any other Party in entering into this Agreement. In connection with the execution of this Agreement, such Party has not relied upon any statement, representation, or promise of any other Party not expressly contained in this Agreement, and each Party has been, or has been provided the opportunity to be, represented by independent legal counsel;

b.       This Agreement is intended to be final and binding upon such Party and further is intended to be effective as a full and final accord and satisfaction as to the matters resolved herein, regardless of any claims of fraud, misrepresentation, concealment of fact, mistake of fact or law, duress or any other circumstances whatsoever. Such releasing Party has expressly relied upon the finality of this Agreement as a material factor in inducing such Party’s execution and delivery of, and entry into, this Agreement;

c.       Such Party has made such investigation of the facts pertaining to the releases contained in this Agreement as such Party has deemed necessary;

d.       The terms of this Agreement are contractual and are the result of negotiation among the Parties;

e.       This Agreement has been carefully read by such Party and the contents hereof are known and understood by such Party. This Agreement is executed and delivered freely by such Party; and

f.       Such Party does not have any knowledge or other reason to believe that any or all of the other Parties are in breach of this Paragraph 16 as of the Effective Date.

Settlement Agreement and Mutual Release

Notis/PCH et al.

17.       Confidentiality Protections; Approved Statement

This Agreement and its terms are confidential and shall not be disclosed to any third party except (a) to each Party’s attorneys, accountants, lenders, tax advisors, creditors, banking and financial advisors, financing sources, potential acquirers, and insurers on a need-to-know basis and such persons shall be instructed to maintain the confidentiality, and existence, of the Agreement and its terms, (b) to persons to whom disclosure is required by law, including tax authorities as may be required by applicable tax statutes, regulations, and rulings, (c) to governmental regulatory, certifying, and/or licensing bodies, (d) in respect of any filing permitted or required by the Securities Exchange Act of 1934, as amended, or any other federal or state securities act or rule related thereto, (e)to enforce this Agreement, and (f) as may be ordered by a Court of competent jurisdiction or other tribunal or authority or governmental body or as required by applicable law. If a Party becomes aware that this Agreement or any of its terms are the subject of any subpoena, interrogatory, document demand, deposition question, or other discovery, court, tribunal, or governmental process, such Party shall immediately notify the other Parties to allow them, as relevant, to seek protections from disclosure. If asked about the Parties’ settlement, each Party and his or its authorized representatives shall state only that the Parties have settled all claims between them to their mutual satisfaction.

18.       Mutual Non-Disparagement

Each of the Parties covenants and agrees that each such Party will not, directly or indirectly, alone or in concert with others, at any time, make any comments about any other Party that are, or could be interpreted to be, disparaging or derogatory or that paint, or could be interpreted to paint, any other Party in a negative light. By way of specificity, but not of limitation, each of the Parties covenants and agrees that, among other things, neither such Party, nor any of such Party’s respective agents, subsidiaries, affiliates, successors, assigns, officers, key employees, or directors, as relevant, shall, in any way, directly or indirectly, alone or in concert with others, cause, express, or cause to be expressed, in writing or verbally, any remarks, statements, comments, or criticisms that disparage, call into disrepute, defame, slander, or that could reasonably be construed as such. Further, each of the Parties covenants and agrees that each such Party shall not make any disparaging, derogatory, or negative comments about any other Party’s officers, directors, owners, employees, consultants, agents, advisors, products, services, policies, or practices. Rather, each of the Parties covenants and agrees that each such Party shall act in good faith to refrain from any conduct or communication that might reasonably be expected to interfere with the business and/or personal interests of each of the other Parties.

19.       No Third-Party Liability

The Parties hereto represent and warrant that no Party shall undertake any act or claim of indemnity that would subject any of the Parties to any claims of any third party.

20.       Warranties Survive Execution of Agreement

The Parties agree that the mutual covenants, warranties, releases, remises, and acknowledgments contained herein shall survive the execution of this Agreement and shall continue in force in perpetuity.

Settlement Agreement and Mutual Release

Notis/PCH et al.

21.        Binding Effect

This Agreement shall be binding upon, shall inure to the benefit of, and shall be enforceable by, each of the Parties, their Respective Affiliates, heirs, estates, successors, and assigns, regardless of whether such Respective Affiliates or their respective heirs, estates, successors, or assigns are signatories to this Agreement.

22.        Entire Agreement; Modifications

This Agreement contains the entire agreement and understanding among the Parties and supersedes any and all prior agreements, arrangements, or understandings of any kind or nature between the Parties. This Agreement may not be amended, canceled, revoked, or otherwise modified except by a written agreement signed by all of the Parties.

23.        No Waiver

The failure or refusal by any Party either to insist upon the strict performance of any provision, term, or condition of this Agreement or to exercise any right hereunder in any one or more instances or circumstances shall not be construed as a waiver or relinquishment of such provision or right, nor shall such failure or refusal be deemed a custom or practice contrary to such provision or right. No waiver of any type shall be binding unless evidenced by a writing signed by the Party making the waiver. Moreover, no waiver by a Party of a breach of any of the terms, covenants, or conditions of this Agreement shall be construed or held to be a waiver of any succeeding or preceding breach of the same or any other term, covenant, or condition contained in this Agreement. No waiver of any default by a Party shall be implied from any omission by the other to take any action on account of such default if such default persists or is repeated, and no express waiver shall affect the default, other than the default specified in such waiver. No consent or approval obtained from a Party shall be deemed to waive or render unnecessary the further consent or approval to any subsequent similar acts by the other.

24.        Governing Law; Jurisdiction; Venue

The Parties consent to having their rights and obligations under this Agreement governed, construed, and enforced in accordance with the laws of the State of California. Each Party hereby agrees that he or it is subject to the jurisdiction of the state or federal courts located in Los Angeles County, California. In the event of a dispute among the Parties regarding this Agreement, the Parties consent to having such disputes adjudicated in a state or federal court of competent jurisdiction located in the State of California, County of Los Angeles.

25.        Construction/Titles and Captions

This Agreement is deemed to have been jointly prepared by both of the Parties and, accordingly, shall not be construed against any particular Party nor shall any uncertainty or ambiguity be construed against any one Party. Titles and captions contained in this Agreement are for convenience only and shall not be used to interpret or construe this Agreement.

Settlement Agreement and Mutual Release

Notis/PCH et al.

26.       Severability

If any term, provision, agreement, covenant, or restriction of this Agreement is held by a court of competent jurisdiction or other tribunal or authority to be invalid, void, or unenforceable, the remainder of the terms, provisions, agreements, covenants, and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired, or invalidated so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any Party. Upon such a determination, the Parties shall negotiate in good faith to modify this Agreement so as to affect the original intent of the Parties as closely as possible in a reasonably acceptable manner in order that the transactions contemplated hereby may be consummated as originally contemplated to the fullest extent possible.

27.      Notices

Except as otherwise provided in this Agreement, all notices required by or permitted in this Agreement shall be in writing and shall be served on the Parties at the addresses specified below. Unless otherwise specified in this Agreement, any such notices shall be sent (a) by express delivery using an nationally recognized express courier, in which case notice shall be deemed delivered in accordance with such courier’s guaranteed delivery standards, but not more than one business day after deposit with such courier; (b) by electronic mail or facsimile transmission, in which case notice shall be deemed delivered upon successful transmission of such notice; (c) by personal delivery, in which case notice shall be deemed delivered upon receipt; or (d) by United States of America mail, certified or registered, postage prepaid, return receipt requested, in which case notice shall be deemed delivered within five business days of mailing. A Party’s or his or its counsel’s address may be changed by written notice to the other Party and his or its counsel, and shall be deemed delivered and effective in accordance with the same delivery method used and that method’s corresponding deemed delivery schedule described above. Notices delivered by counsel for a Party shall be deemed notices given by such Party.

To any or all of the Notis Parties:	Notis Global, Inc.
633 West 5th Street, 28th Floor
Los Angeles, California 90071
Attn: Ambassador Ned L. Siegel (Ret.)
Fax:
E-mail: nsiegel@thesiegelgroupusa.com

With a copy to (which shall	Randolf W. Katz, Esq.
not constitute notice):	Baker & Hostetler LLP
600 Anton Boulevard, Suite 900
Costa Mesa, California 92626-7221
Fax: 714-966-8802
E-mail: rwkatz@bakerlaw.com

To PCH:	PCH Investment Group, Inc.
13681 Newport Avenue, Suite 8126
Tustin, California 92780
Attn: Clinton Pyatt, Chief Executive Officer
Fax:
E-mail:

Settlement Agreement and Mutual Release

Notis/PCH et al.

With a copy to (which shall	David S. Blau, Esq.
not constitute notice):	Blau | Keane Law Group, P.C.
128 Center Street
El Segundo, California 90245
Fax: 310-410-1901
E-mail: david@blaulaw.net

To Mr. Pyatt:	Clinton Pyatt
898 West Orange Heights Lane
Orange, California 92882
Fax:
E-mail: clintonpyatt3@gmail.com

To Mr. Kaller:	Steve Kaller
4552 Loganlinda Drive
Yorba Linda, California 92886
Fax:
E-mail: stevekaller@ymail.com

28.       Warranty of Authority

Each person whose signature is affixed hereto in a representative capacity represents and warrants that: (a) he is authorized to execute this Agreement on behalf of and to bind such Party on whose behalf his signature is affixed and (b) the provisions and execution of this Agreement have been validly approved and ratified by such Party.

29.        Counterparts and E-mail

This Agreement may be executed in one or more counterparts, each of which, when executed and delivered, shall be deemed an original and all of which when executed and delivered shall constitute one and the same instrument. An electronic copy of an executed original or counterpart original of this Agreement shall be deemed effective on the date it is received.

IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the date first written above.

Executed at:	NOTIS GLOBAL, INC.
a Nevada corporation

By:
Name:
Title:

Executed at:	EWSD I, LLC
a Delaware limited liability company

By:
Name:
Title:

Settlement Agreement and Mutual Release

Notis/PCH et al.

Executed at:	PUEBLO AGRICULTURE SUPPLY AND EQUIPMENT, LLC
a Delaware limited liability company

By:
Name:
Title:

Executed at:	PCH INVESTMENT GROUP, INC.
a California corporation

By:
Name:
Title:

Executed at:	REDWOOD MANAGEMENT, LLC
a Florida limited liability company

By:
Name:
Title:

Executed at:	TRAVA LLC
a Florida limited liability company

By:
Name:
Title:

Executed at:
CLINTON PYATT, as an individual

Executed at:
STEVE KALLER, as an individual

Settlement Agreement and Mutual Release

Notis/PCH et al.